April 6, 2009

Presentation to the Special Committee of:

Confidential

Regarding Project SKYLINE

Conference Call
Dial In: **[redacted]**
Passcode: ***[redacted]***

Houlihan Lokey Howard & Zukin

www.hlhz.com U.S. 800.788.5300 U.K. +44 (0)20.7839.3355

Los Angeles New York Chicago San Francisco Atlanta Minneapolis Dallas Washington, D.C. London Paris Frankfurt

Discussion Topics & Next Steps

Monday April 6, 2009 11:00 a.m. Pacific (2:00 p.m. Eastern)

Conference Call
Dial In: **[redacted]**
Passcode: ***[redacted]***

Discussion Topics & Next Steps

- Review of interested parties
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
- Discuss remaining items with each party
- Update on Legal Discussion w/**[redacted]** Counsel
- Review of next steps

Process Review

Parties Contacted

Contacted Parties - Strategic

	Contacts
[redacted] *	**[redacted]** (Interim CEO)
[redacted]	**[redacted]** (CEO) **[redacted]** (VP, Bus. Dev.)
[redacted]	**[redacted]** (Founder, Chairman) **[redacted]** (VP, Bus. Dev.)
[redacted] *	**[redacted]** (CEO) **[redacted]** (SVP)
[redacted]	**[redacted]** (EVP, Bus. Dev.) **[redacted]** (VP, M&A)
[redacted]	**[redacted]** (VP, Bus. Dev.)
[redacted] *	**[redacted]** (CEO) **[redacted]** (VP, M&A)
[redacted]	**[redacted]** (President, NA) **[redacted]** (SVP)
[redacted]	**[redacted]** (CEO)
[redacted] *	**[redacted]** (CFO) **[redacted]** (EVP, Enterprise Group)
[redacted] *	**[redacted]** (CEO) **[redacted]** (EVP)
[redacted] *	**[redacted]** (CEO) **[redacted]** (CFO)
[redacted] *	**[redacted]** (CEO)
[redacted] *	**[redacted]** (CEO) **[redacted]** (CFO)

Contacted Parties - Financial

	Contacts
[redacted] *	**[redacted]** (Managing Director) **[redacted]** (Managing Director)
[redacted] *	**[redacted]** (Managing Partner) **[redacted]** (Principal)
[redacted]	**[redacted]** (Portfolio Manager)
[redacted] *	**[redacted]** (Partner) **[redacted]** (Partner)
[redacted]	**[redacted]** (Managing Partner) **[redacted]** (Partner)
[redacted]	**[redacted]** (MD) **[redacted]** (Principal)
[redacted] *	**[redacted]** (CFO, Operations) **[redacted]** (MD)
[redacted] *	**[redacted]** (Director)
[redacted] *	**[redacted]** (Principal) **[redacted]** (Principal)
[redacted] *	**[redacted]** (Vice President)
[redacted] *	**[redacted]** (MD) **[redacted]** (Principal)
[redacted]	**[redacted]** (Partner) **[redacted]** (Principal)

** Indicated parties have executed NDAs.*

Remaining Open Items

Timing of Open Items as of 4/4/09

Partner	Remaining Items	Timing
[redacted]	Finalize **[redacted]** Financing Termsheet	**On Going**
	Finalize Purchase Agreement	**On Going**
	Finalize Disclosure Schedules	**4/7**
[redacted]	Finalize IT Due Diligence	**4/7**
	Finalize Tax/Escheat Due Diligence	**4/8**
	Negotiate & Finalize Purchase Agreement	**On Going**
	Continue Legal Due Diligence	**On Going**
	Distribute Disclosure Schedules	**4/7**
[redacted]	Online Dataroom Review	**On Going**
	CEO Visit w/**[redacted]** in LA	**4/14**
	Determine Interest	**4/15**
[redacted]	Online Dataroom Review	**On Going**
	Receive Proposal	**4/14**
[redacted]	Online Dataroom Review	**On Going**
	Receive Proposed Structure	**4/10**